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SYNBIOTICS CORPORATION                                             EXHIBIT 11.1
                                                                   ------------

COMPUTATION OF EARNINGS PER SHARE
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
                                                                 THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                      JUNE 30,                          JUNE 30,
                                                              -----------------------            -----------------------
                                                                 1996         1995                  1996         1995
                                                              ----------   ----------            ----------   ----------
PRIMARY EARNINGS PER SHARE:

Net income per statement of operations                        $1,519,000   $  980,000            $3,169,000   $1,734,000
                                                              ==========   ==========            ==========   ==========

Weighted average number of shares outstanding                  6,028,000    5,806,000             5,968,000    5,805,000
                                                              ==========   ==========            ==========   ==========

Primary earnings per share                                    $      .25   $      .17            $      .53   $      .30
                                                              ==========   ==========            ==========   ==========

FULLY DILUTED EARNINGS PER SHARE:

Net income per statement of operations                        $1,519,000   $  980,000            $3,169,000   $1,734,000
                                                              ==========   ==========            ==========   ==========

Reconciliation of weighted average number of shares per primary computation above, to amount used for fully diluted computation:

Weighted average number of shares outstanding,
 per primary computation                                       6,028,000    5,806,000             5,968,000    5,805,000

Add-effect of outstanding options (as determined
 by the application of the treasury method)                       38,000        5,000                26,000        4,000
                                                              ----------   ----------            ----------   ----------

Weighted average number of shares, as adjusted                 6,066,000    5,811,000             5,994,000    5,809,000
                                                              ==========   ==========            ==========   ==========


Fully diluted earnings per share                              $      .25   $      .17            $      .53   $      .30
                                                              ==========   ==========            ==========   ==========
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